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                                                                   EXHIBIT 11.1

                            ALLEGIANCE TELECOM, INC.

                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                        Three Months Ended June 30, 1999

                      (In thousands, except share amounts)

                                                    NUMBER OF SHARES     PERCENT OUTSTANDING    EQUIVALENT SHARES
                                                    ----------------     -------------------    -----------------
1997 Common Stock Offering                                       426              100.00%                    426
1998 Common Stock Offering                                10,000,000              100.00%             10,000,000
Preferred Stock Converted to Common Stock                 40,341,128              100.00%             40,341,128
Treasury Shares                                              (25,312)             100.00%                (25,312)
1999 Employee Stock Discount Purchase Plan
  Shares Issued                                               67,229               98.51%                 66,224
1999 Common Stock Offering                                14,027,400               78.61%             11,026,240
1999 Warrants Exercised                                      255,493               68.43%                174,836
1999 Stock Options Exercised - 1997 Plan                      29,353               50.92%                 14,945
                                                                                                    ------------
                                                                                                      61,598,487

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                   61,598,487

NET LOSS APPLICABLE TO COMMON STOCK                                                                 $(49,256,000)

NET LOSS PER SHARE, BASIC AND DILUTED                                                               $      (0.80)
                                                                                                    ============
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